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                                                               EXHIBIT 10.13(c)


                                ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement") is made as of February 26, 1996, by and among Wilson Sonsini Goodrich & Rosati as escrow agent (the "Escrow Agent"), Ventana Medical Systems, Inc., a Delaware corporation ("Ventana"), Ventana Acquisition Corporation, a Delaware corporation ("Sub"), BioTek Solutions, Inc., a California corporation ("BioTek"), and Michael Danzi as representative of the stockholders of BioTek ("Shareholder Representative").

                                    RECITALS

         A. Ventana, Sub and BioTek are parties to an Agreement and Plan of Reorganization dated January 19, 1996 (the "Reorganization Agreement"), and Sub and BioTek have entered into a related Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the parties thereto have agreed to cause the merger of Sub with and into BioTek (the "Merger").

         B. The Reorganization Agreement provides that as a condition to the Merger the parties hereto shall enter into an escrow agreement with respect to a portion of the consideration to be paid by Ventana in connection with the Merger whereby Ventana shall be indemnified in the event of losses arising from breaches of representations in the Reorganization Agreement and for certain other costs and expenses in connection with or arising from the Merger.

         C. Capitalized terms used herein without definition shall have the meanings designated for them in the Reorganization Agreement unless the context requires otherwise.

         NOW, THEREFORE, it is hereby mutually agreed by all parties hereto as follows:

         1. Acknowledgment of Receipt of Reorganization Agreement. The Escrow Agent hereby acknowledges receipt of a copy of the Reorganization Agreement, but except for reference thereto for definitions of certain words or terms not defined herein, the Escrow Agent is not charged with any duties or responsibilities thereunder. This Escrow Agreement shall become effective at the Effective Time.

         2. Escrow Fund.

            (a) At the Closing of the Merger, Ventana shall withhold an aggregate of $250,000 of the aggregate Note Proceeds (the "Withheld Amount") payable to the holders of BioTek Common Stock (the "Shareholders") in the Merger under the Reorganization Agreement, and shall deposit a Ventana Payment Note registered in the name of the Escrow Agent in such amount (the "Escrow Note") with the Escrow Agent. The principal amount of the Escrow Note shall be adjusted as set forth herein. Payment of interest on the Escrow Note shall be deferred until disbursement of the Escrow Note in accordance with the provisions of this Agreement. The Escrow Agent shall hold
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the Escrow Note in escrow ("Escrow") until such time as it is required to disburse the Escrow Note as herein provided.

         3. BioTek Shareholders; Proportionate Interests. BioTek represents and warrants that attached hereto as Schedule A is a true, accurate and complete list of the holders of BioTek Common Stock entitled to a portion of the proceeds in the Merger and the "proportionate interest" (as defined below) of each of the Shareholders in the Escrow Note. The "proportionate interest" of each Shareholder in the Escrow Note shall represent that Shareholder's proportionate interest in the total proceeds available in the Merger.

         4. Indemnity.

            (a) The Shareholders shall indemnify Ventana and hold it harmless against and in respect of any interest, penalty, fine, loss, cost, settlement payment, expense, claim, liability, judgment or damage (including reasonable legal and expert fees and expenses) ("Liability") incurred by Ventana, any of its shareholders, affiliates or subsidiaries (including BioTek), or any successor of any of them, directly or indirectly (such indemnification to be limited to Escrow Fund) and caused by or resulting from any of the following:

                (i) any inaccuracy in or breach of any of the representations, warranties or covenant made by BioTek in the Reorganization Agreement;

                (ii) any failure of the BioTek Liabilities (other than the DAKO Liabilities) (as defined in the Reorganization Agreement) to have been satisfied as of the Effective Time (as defined in the Reorganization Agreement); or

                (iii) the pending litigation between BioTek and Biogenex, which shall include both costs of litigation, judgments and settlements including license payments.

            (b) The indemnity provided herein shall cover 100% of any Liability incurred by Ventana, its subsidiaries or its successors and assigns up to a maximum aggregate amount of $250,000 for indemnification under Sections 4(a)(i),
(ii) and (iii); provided, however, that no Claims (as defined below) shall be made pursuant to Section 4(a)(i) above unless and until the aggregate amount of such Claims exceeds $50,000 and thereafter only to the extent such Claims are in excess of $50,000.

         5. Purchase Price Adjustment. Promptly following the Closing, BioTek shall deliver to Ventana a balance sheet dated as of the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principals on a basis consistent with past periods. If the value of the Net Tangible Assets (as defined below) as shown on the adjusted Closing Date Balance Sheet is less than $1,750,000, then the amount of the difference shall be deducted from the principal amount of the Escrow. If the value of the Net Tangible Assets as shown on the Closing Date Balance Sheet is more than $2,250,000, then Ventana shall promptly deliver the difference to the Escrow Agent in cash and the Escrow Agent shall

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immediately disburse the same to the Shareholders in accordance with their respective proportionate interests. If the value of the Net Tangible Assets as shown on the Closing Date Balance Sheet is more than $1,750,000 but less than $2,250,000, then there shall be no purchase price adjustment. In the event that BioTek and Ventana are unable to agree upon the value of the Net Tangible Assets, Ventana shall cause the Closing Date Balance Sheet to be audited by a "big-six" auditing firm mutually selected by Ventana and the Shareholders Representative and the Closing Date Balance Sheet as audited by such firm shall be final for all purposes under this Agreement. For purposes of this Agreement, "Net Tangible Assets" shall mean cash, net accounts receivable, inventory, prepaid expenses and net fixed assets.

         6. Administration of the Escrow.

            (a) Shareholder Representative. From and after the establishment of the Escrow as provided in Section 2 hereof, the Shareholders shall be represented hereunder by Michael Danzi (the "Shareholder Representative"). The Shareholder Representative has been duly authorized to act on behalf of the Shareholders by the affirmative vote of the holders of a majority of the shares of BioTek Common Stock outstanding immediately prior to the Effective Time, and the Shareholder Representative has the power and authority to bind all of the Shareholders with respect to the Shareholder Representative's performance of this Agreement. In the event that the Shareholder Representative shall die or resign or otherwise terminate its authority hereunder, the Shareholders holding a majority in interest of the proportionate interests shall elect a successor representative to make all decisions with respect to the Escrow Note on behalf of the Shareholders. In such event, the substitute Shareholder Representative shall agree in writing to abide by the terms of this Agreement, and, upon such written agreement, Ventana shall recognize the substitute as the Shareholder Representative hereunder. The Shareholder Representative shall have the following powers and duties: (i) to take such actions and to incur such costs and expenses as the Shareholder Representative in its sole discretion, deems necessary or advisable to safeguard the interests of the Shareholders in the Escrow Note; (ii) to employ accountants, attorneys and such other agents as the Shareholder Representative may deem advisable; and (iii) to take all actions which the Shareholder Representative deems necessary or advisable in order to carry out the foregoing. The Shareholder Representative shall serve without compensation. The Shareholder Representative shall not be liable to any Shareholder by reason of any error of judgment or for any act done or step taken or omitted by Shareholder Representative or for any mistake of fact or law or anything which Shareholder Representative may do or refrain from doing in connection herewith, unless caused by or arising out of her own gross negligence or willful misconduct. The Shareholder Representative shall have full and complete authorization and protection for any action taken or suffered by Shareholder Representative hereunder in good faith and in accordance with the advice of attorneys, accountants, experts and other agents engaged by Shareholder Representative.

            (b) Indemnification Procedure. If Ventana, any of its parents, affiliates, or subsidiaries (including BioTek), or any successor to or assign of any of them, shall have any claim of indemnification pursuant to Section 4 hereof which the intended indemnitee has paid or properly accrued or which the intended indemnitee reasonably anticipates that it will have to pay or properly accrue (a "Claim"), Ventana shall give written notice to the Shareholder Representative and Escrow

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Agent (a "Claim Notice"). The Claim Notice shall include a description of the amount of the Claim and a brief description of the facts upon which such Claim is based. If the Shareholder Representative does not object to the claimed indemnification within ten (10) days following receipt of the Claim Notice, then the Escrow Agent shall reduce the principal amount of the Escrow by the amount of the Claim set forth in the Claim Notice. If the Shareholder Representative objects to the claimed indemnification within ten (10) days following receipt of the Claim Notice, then a representative of Ventana and the Shareholder Representative shall meet to discuss the Claim and to attempt in good faith to resolve the dispute. If the representative of Ventana and the Shareholder Representative are unable to resolve the dispute, then they shall mutually select an independent certified public accounting firm (the "Arbitrator") to hear and arbitrate the dispute. The decision of the Arbitrator shall be conclusive and binding upon the parties. The cost of the Arbitrator shall be borne 50% by Ventana and 50% by the Shareholder Representative. If the Arbitrator determines that Ventana is entitled to indemnification, then the Escrow Agent shall reduce the principal amount of the Escrow Note by the amount of the permitted indemnification.

         7. Termination of Escrow; Distribution of Escrow Note.

            (a) The indemnification obligations under Section 4 shall terminate 365 days following the Effective Time (the "Termination Date"), except with respect to any Claims identified by Ventana in a Claim Notice delivered within the 365 day period after the Effective Time with respect to which the indemnification obligations shall remain in effect until such Claims have been resolved as set forth in Section 6(b) above.

            (b) Immediately following the Termination Date, the Escrow Agent shall notify Ventana and the Shareholder Representative of the adjusted principal amount of the Escrow Note less the amount of any pending Claims that were submitted in a timely manner but have not yet been resolved. Upon receipt of such notice, Ventana shall immediately prepare separate Ventana Payment Notes (the "Settlement Notes") in the principal amounts corresponding to the proportionate interests of the Shareholders and deliver the same to the Escrow Agent. Concurrently with delivery of the Settlement Notes to the Escrow Agent, Ventana will deliver to the Escrow Agent payment of accrued interest on that portion of the Escrow Note that is being converted into Settlement Notes ("Interest Payments"). Upon receipt of the Settlement Notes, the Escrow Agent shall immediately deliver the Escrow Note to Ventana for cancellation and distribute the Settlement Notes and Interest Payments to the Shareholders. Upon final resolution of the remaining Claim(s), a similar procedure shall be followed to provide final distributions to the Shareholders.

         8. Exclusive Remedy. Ventana agrees that its exclusive remedy with respect to any breach under the Reorganization Agreement, the Merger Agreement or this Agreement (except for breaches that are the result of willful misconduct or fraudulent acts or omissions) shall be indemnification as set forth herein and only up to the maximum amounts set forth in Section 4(b).

         9. Escrow Agent's Protection. In taking any action whatsoever hereunder, the Escrow Agent shall be protected in relying upon any notice, paper or other document reasonably believed by it to be genuine, or upon any evidence reasonably deemed by it to be sufficient. The Escrow Agent

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shall not be liable to Ventana, Sub or the Shareholders for any act performed or omitted to be performed by it in good faith and shall be liable only in case of its own bad faith or willful misconduct or negligence. In addition, the Escrow Agent may consult with legal counsel of its choosing in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel.

         10. Indemnification of Escrow Agent. Ventana shall reimburse, indemnify and hold harmless the Escrow Agent, its employees and agents (referred to herein severally and collectively as the "Escrow Agent"), from and against any loss, damage, liability or claim suffered, incurred by, or asserted against the Escrow Agent (including any amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including expenses of legal counsel) arising out of, in connection with or based upon any act or omission by the Escrow Agent relating in any way to this Agreement or its services hereunder, so long as the Escrow Agent has acted in good faith and without negligence, and except with respect to any claims made by the Shareholders or the Shareholder Representative in which event the Shareholders shall reimburse, indemnify and hold harmless the Escrow Agent, its employees and agents as set forth above. Ventana may participate at its own expense in the defense of any claim or action which may be asserted against the Escrow Agent. The right of the Escrow Agent to indemnification hereunder shall survive its resignation or removal as Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.

         11. Fees. All fees and costs of the Escrow Agent shall be paid by Ventana when incurred, and shall be deducted from the principal amount of the Escrow Note prior to distribution of the same to the Shareholders. All out-of-pocket costs of the Shareholders' Representative shall also be deducted from the principal amount of the Escrow Note prior to the distribution of the same to the Shareholders, and the portion of the Escrow Note attributable to the Shareholders Representative's costs will be disbursed to the Shareholders Representative.

         12. Address for Notices. Any notice or other communication required or permitted to be given to the parties hereunder shall be in writing and shall be deemed to have been given if delivered in person, or two business days after mailing, addressed as follows (or at such other address as the addressed party may have substituted by notice pursuant to this Section):

             If to Ventana or Sub:

                      Ventana Medical Systems, Inc.
                      3865 North Business Center Drive
                      Tucson, AZ  85705
                      Attention:  President

                      Copy to:

                      Wilson, Sonsini, Goodrich & Rosati
                      650 Page Mill Road

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                     Palo Alto, CA 94304-1050
                     Attention:  Christopher D. Mitchell, Esq./
                                 Timothy Stevens, Esq.

            If to the Shareholders or Shareholder Representative:

                     Danzi Capital Group
                     610 Newport Center Drive, Suite 1195
                     Newport Beach, CA 92660
                     Attn:   Michael R. Danzi

                     Copy to:

                     Hewitt & McGuire
                     19900 MacArthur Blvd., Suite 1050
                     Irvine, CA  92715
                     Attention:  William L. Twomey, Esq.

            If to the Escrow Agent:

                     Wilson Sonsini Goodrich & Rosati
                     650 Page Mill Road
                     Palo Alto, CA 94304-1050
                     Attn: Christopher D. Mitchell, Esq.

         13. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the respective parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that any heirs, executors, administrators, successors and assigns shall only be liable for any liabilities hereunder to the extent of the value of the property or assets received from their respective predecessor in interest.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws principles.

         15. Amendments. Any provision of this Agreement may be amended only by agreement in writing signed by all of the signatories hereto.

         16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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         IN WITNESS WHEREOF, Ventana, Sub, BioTek, the Shareholder
Representative and the Escrow Agent have caused this Escrow Agreement to be duly executed on the day and year first above written.

                                  VENTANA MEDICAL SYSTEMS, INC.


                                  By: /s/ R. JAMES DANEHY
                                      -----------------------------------------
                                  Title: Chief Executive Officer
                                         --------------------------------------


                                  VENTANA ACQUISITION CORPORATION


                                  By: /s/ R. JAMES DANEHY
                                      -----------------------------------------
                                  Title: Chief Executive Officer
                                         --------------------------------------


                                  BIOTEK SOLUTIONS, INC.


                                  By: /s/ MICHAEL DANZI
                                      -----------------------------------------
                                  Title: Chief Executive Officer
                                         --------------------------------------


                                  /s/ MICHAEL DANZI
                                  ---------------------------------------------
                                  Michael Danzi, as Shareholders Representative


                                  WILSON SONSINI GOODRICH & ROSATI,
                                  as Escrow Agent

                                  By: /s/ CHRISTOPHER D. MITCHELL
                                      -----------------------------------------
                                  Title: Member
                                         --------------------------------------


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                                   SCHEDULE A

                               BioTek Shareholders
                             Proportionate Interests

           Shareholder Name and Address                 Proportionate Interest
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